UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	November 26, 2012

Lionbridge Technologies, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	000-26933	04-3398462
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

1050 Winter Street, Suite 2300, Waltham, Massachusetts		02451
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	781-434-6000

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Top of the Form

Item 8.01 Other Events.

On November 26, 2012, Lionbridge Technologies, Inc. (the "Company") entered into a Stock Purchase Agreement (the "SPA") with and among Virtual Solutions, Inc. ("VSI"), Robert J. Robinson, Donald F. Mackenzie and Daniel L. Spector (collectively, the "Sellers"), providing for the acquisition on November 30, 2012 (the "Closing") by the Company of all of the outstanding shares of VSI held by the Sellers, for consideration consisting of $3.6 million to be paid upon Closing using Lionbridge’s existing cash resources, $1.0 million of deferred cash consideration, and a $3.0 million earn-out potential payable in cash over the course of three years, subject to the attainment of certain annual revenue metrics.

The Company issued a press release regarding its acquisition of VSI, which is attached as Exhibit 99.1 to this report.

Item 9.01 Financial Statements and Exhibits.

99.1 Press Release dated November 27, 2012

Top of the Form

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Lionbridge Technologies, Inc.

November 27, 2012	By:	Margaret A. Shukur

Name: Margaret A. Shukur
Title: SVP and General Counsel

Top of the Form

Exhibit Index

Exhibit No.	Description

99.1	Press Release dated November 27, 2012